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EXHIBIT 99.2

January 8, 2004

Kit M. Cole
Chief Executive Officer
San Rafael Bancorp
851 Irwin Street
San Rafael, CA 94901-3343

Dear Ms. Cole:

        This agreement (the "Agreement") sets forth the terms of the engagement by San Rafael Bancorp, a California corporation (the "Company"), its wholly-owned subsidiary, Tamalpais Bank, a California chartered industrial bank (the "Bank"), Community Bancshares, L.P. (the "Selling Stockholder") and Cohen Bros. & Company ("CB&C"), pursuant to which CB&C will serve as a broker with respect the offering by the Company (the "Offering") of up to 2,000,000 shares of its Common Stock, no par value (the "Shares") to investors, including without limitation, the institutional investors identified on Appendix B hereto (the "Company Investors").

Representations & Warranties

        The Company, the Bank, and the Selling Stockholder represent and warrant to, and agree with CBC as follows:

  1.
  The Company initially filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (Registration No. 333-105991) on June 10, 2003 and subsequently filed three pre-effective amendments to the registration statement for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). The registration statement, all amendments thereto, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is herein called the "Prospectus". The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

  2.
  As of the date hereof, and at the time when any supplement to or amendment of the Prospectus is filed with the Commission and at the date on which any sale of Shares is closed, if any, the Registration Statement, any 462(b) Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When the preliminary prospectus was filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The Prospectus delivered to CB&C for use in connection with the Offering is identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

  3.
  Vavrinek, Trine, Day & Co., LLP, who have certified the financial statements and supporting schedules included in the Registration Statement and Prospectus, are independent public accountants as required by the Sarbanes-Oxley Act of 2002 and the American Institute of Certified Public Accountants.

  4.
  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no change in the capital stock of the Company or the long-term indebtedness of the Company or its subsidiaries, and there has been no material adverse change in the business, prospects, properties, operations, condition (financial or other), stockholders' equity or results of operations of the Company or its subsidiaries taken as a whole (the effect of each such change or development being referred to herein as a "Material Adverse Effect"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations incurred in the ordinary course of business or which are discussed in the Registration Statement and the Prospectus.

  5.
  This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, the Bank and the Selling Stockholder and this Agreement has been duly and validly executed and delivered by the Company, the Bank and the Selling Stockholder.

  6.
  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of (A) any agreement, instrument, contract, indenture, mortgage, lease, license, arrangement or understanding to which the Company or any of it subsidiaries is a party, or to which any of their properties or assets are subject (collectively, "Company Contracts"), which would have a Material Adverse Effect or (B) any governmental franchise, license, permit heretofore issued to the Company or any of its subsidiaries, which would have a Material Adverse Effect, or (ii) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, as the same may have been amended from time to time, or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

  7.
  All of the outstanding shares of the capital stock of the Company and its subsidiaries are duly and validly authorized and issued, fully paid and non- assessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares, when issued, delivered and sold by the Company in any transaction in which CB&C acts as broker, will be duly and validly issued and outstanding, fully paid and non-assessable, and will not have been issued in violation of or be subject to any preemptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company and its subsidiaries. The Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. There are no contracts or other documents applicable to the Company or any of its subsidiaries that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

  8.
  Except as described in the Prospectus, there is no litigation or governmental proceeding (including, without limitation, any action by the FDIC, the Federal Reserve Board or any state entity having jurisdiction over the activities of the Company or any of its subsidiaries (collectively, "Banking Regulators") to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated, threatened against or otherwise affecting the Company or any of its subsidiaries which, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

  9.
  Neither the Company nor any of its subsidiaries has taken, nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

  10.
  The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations of the Company and its consolidated subsidiaries for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus, together with all notes thereto, present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. No other financial statements are required by Form

    SB-2 or otherwise to be included in the Registration Statement or the Prospectus other than those included therein.

  11.
  Except as described in the Prospectus, no holder of securities of the Company or any of its subsidiaries has any rights to the registration of such securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

  12.
  Neither the Company nor any of its subsidiaries is, or upon consummation of the sale of any of the Shares will be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

  13.
  Except as described in the Prospectus, the Company and its subsidiaries own or possesses or reasonably believes they can acquire on reasonable terms, patents, licenses (but excluding any required regulatory licenses or approvals), inventions (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), copyrights, trademarks, service marks, trade names or other intellectual property, registrations and applications to register any of the foregoing, or that they can contract on reasonable terms with third parties who can acquire such intellectual property which is material to the business now operated, or proposed to be operated, by the Company and its subsidiaries, taken as a whole (collectively, "Intellectual Property") and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect.

  14.
  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers (to the extent that such customers or suppliers are affiliates of the Company) of the Company or any of its subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

  15.
  No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein, and the Company's sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the closing of any sale of the Shares or the relevant date of delivery, as the case may be, (ii) such approvals as have been obtained or will be obtained in connection with the approval of the quotation of the Shares on The Nasdaq Small Cap Market, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Company, and (D) such approvals as may be required by the rules of the National Association of Securities Dealers, Inc. ("NASD").

  16.
  Each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; to the best of our knowledge, neither the

    Company nor any of the subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the subsidiaries the effect of which could result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and Prospectus.

  17.
  The deposits held by the Bank are insured by the FDIC up to legally applicable limits, and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company or the Bank, threatened; and no approvals by or filings with any Banking Regulators are necessary to consummate the sale of Shares.

  18.
  No Banking Regulator has objected to the Company's use of the Registration Statement or Prospectus and no stop order or similar action suspending the use of the Registration Statement or Prospectus has been issued by any of them and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened, and the Company and the Bank have fully complied with any request on the part of any Banking Regulator for any additional information.

  19.
  Neither the Company nor any of its subsidiaries is in violation or breach of, or in default under (nor has an event occurred that with notice, lapse of time or both, would constitute a default under), any Company Contract, where such violation, breach or default would have a Material Adverse Effect, and each Company Contract is in full force and effect, and is the legal, valid and binding obligation of the Company or such subsidiary, as the case may be, and (subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforceability of creditors' rights generally and (ii) general principles of equity, including without limitation, standards of materiality, good faith, fair dealing and reasonableness and limits on the availability of equitable remedies) is enforceable as to the Company or such subsidiary, as the case may be, in accordance with its terms.

  20.
  The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) the access to the respective assets of the Company and each such subsidiary is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

  21.
  There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely, individually or in the aggregate, to have or may reasonably be expected to have a Material Adverse Effect.

  22.
  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of

    Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. The Company has and its consolidated subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions therefor (except in any case in which the failure to so file would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect) and the Company and its consolidated subsidiaries have paid all material taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

  23.
  Each of the Company and its subsidiaries maintain general liability insurance with respect to physical damage to its assets, against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each such subsidiary is engaged. Neither the Company nor any of its subsidiaries have any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue in its business.

  24.
  The Company, the Bank and the Selling Stockholder have not relied upon CB&C or legal counsel for CB&C for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

  25.
  The form of certificate used to evidence the common stock of the Company complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Bank and the requirements of The Nasdaq Small Cap Market

  26.
  Except as described in the Registration Statement and the Prospectus, the Company and each of its subsidiaries has (i) good and marketable title to all real and personal properties owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages, and (ii) valid, subsisting and enforceable leases for all real and personal properties leased by it, in either case (i) or (ii) above, subject to such exceptions as, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect. No real property owned, leased, licensed or used by the Company or any of its subsidiaries lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of such real property in the business of the Company or any of its subsidiaries as presently conducted or as the Prospectus indicates are contemplated to be conducted, subject to such exceptions as, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.

  27.
  Neither the Company nor the Bank is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or the Bank; the Company and the Bank have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Bank are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or in the aggregate, result in a Material Adverse Change;

  28.
  Each of the Company and its subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect.

  29.
  To the best of our knowledge, neither the Company nor the Bank is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a Material Adverse Effect.

  30.
  Neither the Company nor any of its subsidiaries nor any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries

  31.
  Except as otherwise disclosed in the Registration Statement and Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

  32.
  Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company and the Bank, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation.

  33.
  All securities issued by the Company or any of its subsidiaries have been issued and sold in compliance with (i) all applicable federal and state securities laws and (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity.

  34.
  The Company and the Bank have included in the Registration Statement and Prospectus all descriptions of the legal or governmental proceedings, contracts, leases and other legal documents which are of material significant to the Company or the Subsidiaries; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Registration Statement and Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

        The above representations are made solely for the benefit of CB&C in connection with the transactions contemplated by this Agreement and may not be: (i) relied upon by any other party or for any other purpose; (ii) quoted in whole or in part or otherwise referred to in any report or document; or (iii) furnished (the original or copies thereof) to any other person without our prior written consent.

  Placement of Shares; Fees and Expenses

        The Company, the Bank, the Selling Stockholder and CB&C agree as follows:

  1.
  Upon the basis of the warranties and representations and other terms and conditions herein set forth, CB&C agrees to use its best efforts to place the Shares with investors and with Company Investors. CB&C is not obliged to purchase any of the Shares and makes no guarantees regarding the placement of Shares with any investor or Company Investor.

  2.
  In the event that CB&C places any Shares with any investor or Company Investor during the Engagement Period, CB&C will receive a fee (the "Fee") equal to two percent (2.00%) of the sale price of such Shares. The Fee shall be due to CB&C in immediately available funds at the closing of such sale.

  3.
  In addition to paying the Fee, the Company agrees to reimburse CB&C upon request for its out of pocket expenses incurred in connection with its services under this Agreement including the fees and disbursements of CB&C's legal counsel (the "Expense Reimbursement"). The Expense Reimbursement will not exceed $25,000 without the Company's prior approval.

  4.
  In addition to paying the Fee and the Expense Reimbursement set forth above, the Company shall pay all costs and expenses incident to the purchase, sale and delivery of the Shares, including, without limitation, all fees and expenses of preparing appropriate disclosure documentation, filings by the Company or CB&C with any federal, state securities or banking authority, or the NASD; all blue sky fees and expenses, including fees and disbursements of CB&C's counsel; fees and disbursements of counsel and accountants for the Company, printing costs, including costs of printing private placement memorandum, the travel and other out-of-pocket costs of the Company's and CB&C's personnel in connection with the Offering and investor information meetings; and the cost of preparing bound volumes of the Offering documents for CB&C and its counsel.

  Covenants

        The Company, the Bank and Selling Stockholder hereby further agree with CB&C:

    (a)
    To promptly notify CB&C upon the sale by the Company or the Selling Shareholder of any Shares to any party, which notice will identify the purchaser of such Shares, the number of Shares sold, the price at which the Shares were sold and date on which the Shares were sold.

    (b)
    To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as CB&C may designate and to maintain such qualifications in effect as long as requested by CB&C for the distribution of the Shares, provided that neither the Company nor the Bank shall be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

    (c)
    If, at the time this Agreement is executed and delivered, it is necessary for an amendment to the Registration Statement and Prospectus to be reviewed by the SEC before the offering of the Shares may commence, the Company and the Bank will endeavor to cause such amendment to be reviewed by the SEC as soon as possible and will advise CB&C promptly and, if requested by CB&C, will confirm such advice in writing, when such review has been completed to the satisfaction of the SEC;

    (d)
    To furnish promptly the Registration Statement and Prospectus as amended or supplemented if the Company in such quantities and at such locations as CB&C may reasonably request;

    (e)
    To advise CB&C immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the SEC for amendments or supplements to the Registration Statement and Prospectus or for additional information with respect thereto, or (ii) the issuance by the SEC of any stop order or the taking of any similar action preventing or suspending the use of any Registration Statement and Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the SEC or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise CB&C promptly of any proposal to amend or supplement the Registration Statement and Prospectus and to submit no such amendment or supplement to which CB&C shall reasonably object in writing;

    (f)
    To furnish to CB&C during the term of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied by the Company or the Bank to holders of Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company or the Bank with any Banking Regulators, the SEC, the NASD or any securities exchange with respect to the Shares and (iii) such other information as CB&C may reasonably request regarding the Company and its subsidiaries;

    (g)
    To advise CB&C promptly of the happening of any event known to the Company or the Bank which, in the judgment of the Company or the Bank or in the reasonable opinion of CB&C or counsel to CB&C, would require the making of any change in the Registration Statement and Prospectus then being used so that the Registration Statement and Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement and Prospectus to comply with any law and, during such time, to promptly prepare and furnish to CB&C copies of the proposed amendment or supplement before any such amendment or supplement is disseminated and thereafter promptly furnish at the Company's and the Bank's own expense to CB&C, copies in such quantities and at such locations as CB&C may from time to time reasonably request of an appropriate amendment or supplement to the Registration Statement and Prospectus so that the Registration Statement and Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Registration Statement and Prospectus will comply with the law;

    (h)
    To submit to the SEC any amendment to the Registration Statement and Prospectus or any supplement to the Registration Statement and Prospectus that may be requested by the SEC;

    (i)
    To furnish to CB&C, not less than the date of submission to the SEC subsequent to the date of the Registration Statement and Prospectus, a copy of any document proposed to be filed with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period, to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

    (j)
    To apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Registration Statement and Prospectus;

    (k)
    To use its best efforts to qualify the Shares, and once qualified, to maintain such qualification, for quotation on The Nasdaq Small Cap Market and to file with The Nasdaq Small Cap Market all documents and notices required by it of companies that have securities that are quoted on The Nasdaq Small Cap Market;

    (l)
    To engage and maintain, at its expense, a registrar and transfer agent for the Shares; and

    (m)
    To, and to use its best efforts to cause its officers, directors and affiliates not to, take, directly or indirectly any action designed to stabilize or manipulate the price of any security of the Company or the Bank, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or the Bank.

Indemnification, Contribution, and Limitation of Liability

        The Company, the Bank and the Selling Shareholder jointly and severally agree to indemnify CB&C and its controlling persons, representatives and agents in accordance with the indemnification provisions (the "Indemnification Provisions") set forth in the Appendix A, and agrees to the other provisions of Appendix A, which is incorporated herein by this reference, regardless of whether any sale of Shares is consummated.

Term of Engagement; Termination of Agreement; Survival of Provisions

    (a)
    The term of CB&C's engagement hereunder (the "Engagement Period") shall be for one (1) year commencing on the date of execution of this Agreement, provided, however, that nothing contained herein shall require CB&C to continue to act as broker with respect to the Shares after the last date on which Shares may be sold pursuant to the Registration Statement and Prospectus, as the same may be amended from time to time; notwithstanding anything to the contrary herein, CB&C may terminate this Agreement upon written notice to the Company in the event that any representation or warranty of the Company or the Bank is or becomes inaccurate, untrue or incorrect at any time during the Engagement Period or the Company breaches any of its covenants or obligations hereunder (each, an "Event of Default"), and if such Event of Default is, in the judgment of CB&C, subject to being cured, is not cured upon ten (10) days' prior written notice to the Company.

    (b)
    The Bank may terminate this Agreement upon written notice to CB&C in the event that CB&C is found in a final non-appealable judgment by a court of competent jurisdiction to have been guilty of willful misconduct or gross negligence arising from the performance of services contemplated by, or the engagement of CB&C, pursuant to this Agreement.

    (c)
    Termination of the Engagement Period shall not affect the remaining provisions of Appendix A to this Agreement, which shall survive any such termination. With respect to the Fee and the expenses set forth above, upon termination of the Engagement Period,

      CB&C shall be entitled to collect the Fee and any expenses accrued through the date of termination.

Benefits of this Agreement

        This Agreement shall inure to the sole and exclusive benefit of CB&C, the Company, the Bank, the Selling Shareholder and their respective successors and the indemnified parties hereunder and their respective successors and representatives. The obligations and liabilities under this Agreement shall be binding upon CB&C, the Company, the Bank and the Selling Shareholder.

Independent Contractor

        The Company, the Bank and the Selling Shareholder each acknowledge and agree that it is a sophisticated business entity and that CB&C has been retained pursuant to this Agreement to act as agent to the Company, the Bank and the Selling Shareholder solely with respect to the matters described herein. In such capacity, CB&C shall act as an independent contractor, and any duties of CB&C arising out of its engagement pursuant to this Agreement shall be contractual in nature and shall be owed solely to the Company, the Bank or the Selling Shareholder, as the case may be. Each party disclaims any intention to impose any fiduciary duty on the other.

Governing Law

        This Agreement shall be governed by, and constructed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contacts executed in and to be performed in that jurisdiction.

Amendments

        This Agreement cannot be modified or amended, nor may any provision hereof be waived, except in writing signed by the parties hereto. Notwithstanding the foregoing, CB&C may modify Appendix B—List of Investors—from time to time at its sole discretion, and such modification, shall be binding upon all parties hereto.

Announcements.

        If a sale of Shares is completed, the Company acknowledges and agrees that CB&C may, at its option and expense, place an announcement reasonably acceptable to the Company in such newspapers and periodicals as it may choose stating that CB&C has acted as the financial advisor to the Company in connection with such sale of Shares; provided, however, that the Company must give prior written consent to the release of any such announcement, which shall not be unreasonably withheld.

Waiver of Trial by Jury

        EACH OF CB&C, THE COMPANY, THE BANK AND THE SELLING SHAREHOLDER WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

No Commitment

        This Agreement does not and will not constitute any agreement, commitment or undertaking, expressed or implied, on the part of CB&C, to purchase or to place or cause the placement or sale of any securities providing any financing and does not ensure the successful arrangement or completion of the Offering.

Entire Agreement

        This Agreement constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

Severability

        If any portion of this agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this agreement shall not be affected thereby, and, to the fullest extent, the provisions of the agreement shall be deemed severable and in full effect.

Headings

        The descriptive headings of the paragraphs of this agreement are inserted such for convenience only, do not constitute a part of this agreement and shall not affect in any way the meaning or interpretations of this agreement.

Notices

        Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and delivered by certified mail, return receipt requested or by overnight courier and, if to CB&C, shall be sufficient in all respects if delivered to Cohen Bros. & Company, 1818 Market St., 28th Floor, Philadelphia, PA 19103 Attention: Cassandra Toroian; if to the Company, the Bank or the Selling Shareholder, shall be sufficient in all respects if delivered to the Company at San Rafael Bancorp, 851 Irwin Street San Rafael, CA 94901-3343 Attention: Kit M. Cole.

Counterparts

        This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

        If the foregoing correctly sets forth the understanding among the Company, the Bank, the Selling Shareholder and CB&C, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Shareholder and CB&C.

Very truly yours,
COHEN BROS. & COMPANY
By:
Name: Title:
Accepted and agreed to as of the date first above written:
SAN RAFAEL BANCORP
By:
Name: Title:
TAMALPAIS BANK
By:
Name: Title:
Community Bancshares, L.P.
	By:	, its general partner
By:
Name: Title:

APPENDIX A

        The Company, the Bank and the Selling Shareholder jointly and severally (the "Indemnifying Parties") agree to indemnify and hold harmless CB&C and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (CB&C and each person being an "Indemnified Party") from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof and including the reasonable cost of investigation), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, .which are related to or result from the performance by CB&C of the services contemplated by, or the engagement of CB&C pursuant to, this Agreement or arising out of or based upon (i) any breach of any representation, warranty or covenant of any Indemnifying Party contained herein, (ii) any failure on the part of an Indemnifying Party to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Registration Statement or Prospectus (the term Registration Statement or Prospectus being deemed to include the Registration Statement and Prospectus as amended or supplemented), (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, (iv) any application or other document, or any amendment or supplement thereto, executed by any Indemnifying Party or based upon written information furnished by or on behalf of the Indemnifying Parties filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with any securities association or securities exchange (each an "Application"), (v) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus, or any Application or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (vi) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings. The indemnity agreement set forth in this Appendix A shall be in addition to any liability which the Indemnifying Parties may otherwise have. The Indemnifying Parties will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company, the Bank or the Selling Shareholder. The Indemnifying Parties will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without the Company's prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from CB&C's willful misconduct or gross negligence. The Indemnifying Parties also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Indemnifying Parties or their respective security holders or creditors related to or arising out of the engagement of CB&C pursuant to, or the performance by CB&C of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from CB&C's willful misconduct, or gross negligence.

        Notwithstanding any other provision of this letter agreement, to the extent that any loss, claim, damage or liability against the Company, the Bank, and/or the Selling Shareholder arising from the performance of CB&C of the services contemplated by, or the engagement of CB&C pursuant to, this Agreement is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from CB&C's willful misconduct or gross negligence, CB&C agrees to indemnify the Company, the Bank, and/or the Selling Shareholder against all such losses, claims, damages or liabilities.

        Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company on behalf of all of the Indemnifying Parties in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company or any of the Indemnifying Parties may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may retain counsel to participate in the defense of any such action; provided, however, that in no event shall the Indemnifying Party be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party's right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to Indemnifying Parties, or prejudices their ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

        If the indemnification provided for in this letter agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Parties, on the one hand, and CB&C on the other hand, of the transactions as contemplated (whether or not the Offering is consummated) or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Parties, on the one hand and CB&C, on the other hand, as well as any other relevant equitable considerations. The Indemnifying Parties agree that for the purposes of this paragraph the relative benefits to the Indemnifying Parties and CB&C of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company as a result of or in connection with the sale of Shares under the Offering bear to the fees paid or to be paid to CB&C under this letter agreement. Notwithstanding the foregoing, the Indemnifying Parties expressly agree that CB&C shall not be required to contribute any amount in excess of the amount by which fees owed CB&C hereunder (excluding reimbursable expenses), exceeds the amount of any damages which CB&C has otherwise been required to pay.

        The Indemnifying Parties agree that without CB&C's prior written consent, which shall not be unreasonably withheld, they will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which this indemnification could be sought under the indemnification provisions of this Agreement (in which CB&C or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

        In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against any of the Indemnifying Parties in which such Indemnified Party is not named as a defendant, the Indemnifying Parties agree to promptly reimburse CB&C on a monthly basis for all expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

        If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment or arbitrated award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrated award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

        In the event that none of the Indemnifying Parties promptly assumes the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonable satisfactory to the Company, at the Indemnifying Parties' expense, to defend such pending or threatened action or claim.

        Confirmed and Agreed to:

SAN RAFAEL BANCORP
By:
Name: Title:
Community Bancshares, L.P.
By:	, its general partner
By:
Name: Title:
TAMALPAIS BANK
By:
Name: Title:

APPENDIX B

List of Company Investors

QuickLinks

  EXHIBIT 99.2
APPENDIX A
APPENDIX B